Exhibit 99.1

Fox Factory Holding Corp. Reports Third Quarter Fiscal 2023 Financial Results and Announces Agreement to Acquire Marucci Sports

•Marucci Sports, LLC transaction combines two leading brands that are disrupting their respective industries through innovation and technology
•Full year 2023 sales guidance adjusted to $1.43 - $1.47 billion primarily due to impact from the United Auto Workers strike and continued inventory destocking in SSG markets
•Company reaffirms 2025 vision of $2 billion sales and 25.0% adjusted EBITDA margin
•Company announces share repurchase plan for up to $300 million of common stock
•Net income of $35 million, earnings per diluted share of $0.83, and net income margin of 10.7%
•Cost control and continuous improvement initiatives deliver strong adjusted EBITDA margin of 19.2% essentially flat with second quarter margin of 19.8% on less revenue
•Strong cash flow and balance sheet focus reduces revolver borrowings by $135 million achieving net leverage of 0.5 times

DULUTH, Georgia, November 2, 2023 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the third quarter ended September 29, 2023 and announced the signing of a definitive agreement to acquire Wheelhouse Holdings, Inc., the parent company of Marucci Sports, LLC (“Marucci”) from Compass Diversified (NYSE: CODI) and certain other sellers.
“We delivered adjusted EBITDA margin of 19.2% even with a 17.4% sequential decline in sales as the business was impacted by the UAW strike and a slower bicycle channel inventory destock. At the onset of the strike, we took decisive action to reduce costs and improve cash flows. Our laser focus on cost control and swift execution of cost reduction initiatives allowed us to sequentially maintain EBITDA margins, protect our balance sheet and cash flows and operate from a position of strength to further our capital allocation priorities,” commented Mike Dennison, FOX’s Chief Executive Officer. “Not only did our Board of Directors authorize a share repurchase plan of up to 8% of our outstanding shares, but we also signed a definitive agreement to acquire Marucci, an industry-leading manufacturer and distributor of premium performance baseball, softball, and other sports equipment.” The acquisition of Marucci combines two high performance cultures, industry-leading brands and product portfolios that expand FOX’s enthusiast offering. The purchase price for the transaction, which is subject to customary adjustments, is based on an enterprise value of $572.0 million and will be financed through an additional term loan under FOX’s existing credit facility. We expect Marucci to be accretive to both growth and EBITDA Margins helping us to achieve our 2025 target of $2.0 billion sales and 25% adjusted EBITDA margin. The transaction is expected to close in November of 2023, subject to customary closing conditions.

Marucci, based in Baton Rouge, Louisiana, is a leading designer, manufacturer, and marketer of highly engineered premium wood, aluminum and composite baseball bats as well as other diamond sports products. Marucci is passionate about challenging the impossible and leveraging technology to push performance across its renowned brands Marucci, Victus, Baum, and Lizard Skins. Much like FOX, Marucci leads by winning the professional athlete which drives their next level performance products across the player and enthusiast market. Together, we expect to leverage technology and innovation to extend the value of our brands and further solidify our top and bottom-line growth story. We expect product, market, and total addressable market growth opportunities, including continued international expansion and our combined ability to leverage scale, technology, innovation, and operational efficiencies to provide an enhanced platform for our brands to grow further together.
Net sales for the third quarter of fiscal 2023 were $331.1 million, a decrease of 19.1%, as compared to net sales of $409.2 million in the third quarter of fiscal 2022. This decrease reflects a $102.0 million or 58.6% decrease in Specialty Sports Group (“SSG”) net sales, partially offset by a $13.6 million or 12.4% and a $10.3 million or 8.2% increase in Powered Vehicles Group (“PVG”) and Aftermarket Applications Group (“AAG”) net sales, respectively. The decrease in SSG net sales from $174.0 million to $72.0 million is driven by higher levels of inventory across various channels. The increase in PVG net sales from $109.5 million to $123.1 million is primarily due to strong demand in the original equipment manufacturer (“OEM”) channel, partially offset by the impact of the United Auto Workers (“UAW”) strike. The increase in AAG net sales from $125.7 million to $136.0 million is primarily due to the inclusion of revenue from our Custom Wheel House subsidiary, which was acquired in March 2023, partially offset by the impact of the UAW strike.
Gross margin was 32.4% for the third quarter of fiscal 2023, a 110 basis point decrease from gross margin of 33.5% in the third quarter of fiscal 2022. The decrease in gross margin was primarily driven by a shift in our product line mix and costs associated with keeping our skilled workforce as production slowed due to the UAW strike, offset by increased efficiencies at our North American facilities. Adjusted gross margin, which excludes the effects of amortization of acquired inventory valuation markup, organizational restructuring expenses, and strategic transformation costs, decreased 70 basis points to 33.2% from the same prior fiscal year period.
Total operating expenses were $65.9 million, or 19.9% of net sales, for the third quarter of fiscal 2023, compared to $71.9 million, or 17.6% of net sales in the third quarter of fiscal 2022. Operating expenses decreased by $6.0 million primarily due to strong cost controls, partially offset by the inclusion of Custom Wheel House operating expenses of $4.7 million, amortization of acquired intangibles and operating expenses associated with facility expansion. Adjusted operating expenses were $58.3 million, or 17.6% of net sales in the third quarter of fiscal 2023, compared to $64.8 million, or 15.8% of net sales, in the third quarter of the prior fiscal year.
The Company’s effective tax rate was 9.0% in the third quarter of fiscal 2023, compared to 20.8% in the third quarter of fiscal 2022. The decrease in the Company’s effective tax rate was primarily due to the U.S. research and development tax credit for multiple periods.
Net income and net income margin in the third quarter of fiscal 2023 were $35.3 million and 10.7%, respectively, compared to $50.8 million and 12.4%, respectively, in the third quarter of the prior fiscal year. Earnings per diluted share for the third quarter of fiscal 2023 was $0.83, compared to earnings per diluted share of $1.20 for the third quarter of fiscal 2022. Adjusted net income in the third quarter of fiscal 2023 was $44.8 million, or $1.05 of adjusted earnings per diluted share, compared to adjusted net income of $57.4 million, or $1.35 of adjusted earnings per diluted share, in the same period of the prior fiscal year.

Adjusted EBITDA in the third quarter of fiscal 2023 was $63.7 million, compared to $85.1 million in the third quarter of fiscal 2022. Adjusted EBITDA margin in the third quarter of fiscal 2023 was 19.2%, compared to 20.8% in the third quarter of fiscal 2022. “Maintaining strong double digit adjusted EBITDA margins demonstrates the strength of our brands, product diversification and commitment to continuous improvement.” Mr. Dennison commented.
The Board of Directors authorized a share repurchase plan for up to $300.0 million in shares of the Company’s common stock, par value $0.001 per share. “The primary objective of the plan is to manage the impact of dilution from future employee equity grants and to allow for opportunistic share repurchases. We are a growth company at heart, and we continue to see significant runway to drive both organic and inorganic growth in a thoughtful and disciplined manner. Given the current macro environment and our strong cash flow generation, we believe that using a portion of our free cash flow to repurchase our shares is a strategic use of capital.” Mr. Dennison remarked. Repurchases of shares of common stock under the stock repurchase plan will be made in accordance with applicable securities laws and may be made under a variety of methods, which may include open market purchases. The stock repurchase program does not obligate the Company to acquire any particular amount of common stock, and it is scheduled to expire on November 1, 2028 and may be suspended or terminated at any time at the Company’s discretion.
To support its capital allocation strategy, including the Marucci transaction, the Company entered into a commitment letter to secure a term loan in an amount not to exceed $400.0 million and a delayed draw term loan in an amount not to exceed $200.0 million through its existing credit facility, and the interest rate is expected to be 0.5% higher than the current rate of the revolver. The additional debt will provide the liquidity needed to pursue capital allocation priorities including future organic and inorganic growth opportunities and the cushion to withstand macroeconomic or geopolitical shocks.
“We are executing on our organic and inorganic growth opportunities at a very high level in a disciplined approach which is reflected in our strong EBITDA margins. Our ability to perform at this level given the challenging macro environment gives me confidence to reaffirm our 2025 targets which we expect to achieve by continuing to be the industry leader focused on innovation of performance defining products,” Mr. Dennison concluded.
First Nine Months Fiscal 2023 Results
Net sales for the nine months ended September 29, 2023 were $1,131.7 million, a decrease of 5.2% compared to the first nine months in fiscal 2022. Net sales of SSG decreased $225.7 million or 43.3% and net sales of PVG and AAG increased $105.7 million or 35.2% and $57.9 million or 15.5%, respectively, for the first nine months of fiscal 2023 compared to the prior year fiscal period. The decrease in SSG net sales from $521.5 million to $295.8 million is driven by higher levels of inventory across various channels. The increase in PVG net sales from $299.8 million to $405.5 million is primarily due to strong demand in the OEM channel, partially offset by the impact of the UAW strike. The increase in AAG net sales from $372.5 million to $430.4 million is primarily due to the inclusion of revenue from our Custom Wheel House subsidiary, which was acquired in March 2023, and strong performance in our upfitting product lines.
Gross margin was 32.9% in the first nine months of fiscal 2023, a 60 basis point decrease, compared to gross margin of 33.5% in the first nine months of fiscal 2022. The decrease in gross margin for the first nine months of fiscal 2023 was primarily driven by a shift in our product line mix and amortization of an acquired inventory valuation markup, offset by increased efficiencies at our North American facilities. Adjusted gross margin, excluding the effects of amortization of acquired inventory valuation markup, organizational restructuring expenses, and strategic transformation costs, increased 20 basis points to 34.0% from the same prior fiscal year period.

Total operating expenses were $223.7 million, or 19.8% of net sales, for the first nine months of fiscal 2023, compared to $210.5 million, or 17.6% of net sales in the first nine months of fiscal 2022. Operating expenses increased by $13.2 million primarily due to the inclusion of Custom Wheel House operating expenses of $10.9 million, amortization of additional acquired intangibles and operating expenses associated with facility expansion, partially offset by strong cost controls. Adjusted operating expenses were $199.6 million, or 17.6% of net sales in the first nine months of fiscal 2023, compared to $191.0 million, or 16.0% of net sales, in the first nine months of the prior fiscal year.
Net income and net income margin in the first nine months of fiscal 2023 were $116.8 million and 10.3%, respectively, compared to $152.3 million and 12.8%, respectively, in the first nine months of the prior fiscal year. Earnings per diluted share for the first nine months of fiscal 2023 was $2.75, compared to $3.59 in the same period of fiscal 2022. Adjusted net income in the first nine months of fiscal 2023 was $147.2 million, or $3.46 of adjusted earnings per diluted share, compared to $171.8 million, or $4.06 of adjusted earnings per diluted share in the same period of the prior fiscal year.
Adjusted EBITDA decreased to $222.3 million in the first nine months of fiscal 2023, compared to $245.0 million in the first nine months of fiscal 2022. Adjusted EBITDA margin decreased to 19.6% in the first nine months of fiscal 2023, compared to 20.5% in the first nine months of fiscal 2022.
Balance Sheet Highlights
As of September 29, 2023, the Company had cash and cash equivalents of $90.6 million, compared to $145.3 million as of December 30, 2022. Inventory was $341.2 million as of September 29, 2023, compared to $350.6 million as of December 30, 2022. As of September 29, 2023, accounts receivable and accounts payable were $150.0 million and $88.5 million, respectively, compared to $200.4 million and $131.2 million, respectively, as of December 30, 2022. Prepaids and other current assets were $155.4 million as of September 29, 2023, compared to $101.4 million as of December 30, 2022. The decrease in cash and cash equivalents was primarily due to repayments on the revolver borrowings and an increase in prepaids and other current assets driven by higher chassis deposits as we ramp up to meet current year demand, which is in line with our upfitting business cycle. Inventory decreased by $9.4 million driven by the continuous improvement efforts to optimize inventory levels throughout the organization, partially offset by the inclusion of $14.6 million of inventory from Custom Wheel House. The change in accounts receivable reflects a decrease in net sales and the timing of customer collections. The change in accounts payable reflects the timing of vendor payments. Total debt was $190.0 million as of September 29, 2023, compared to $200.0 million as of December 30, 2022. During the first quarter of fiscal 2023, the Company incurred additional debt to support its working capital and the acquisition of Custom Wheel House, and subsequently, was able to pay down $170.0 million of the revolver borrowings.
Fiscal 2023 Guidance
For the fourth quarter of fiscal 2023, the Company expects net sales in the range of $300 million to $340 million and adjusted earnings per diluted share in the range of $0.75 to $1.00.
For the fiscal year 2023, the Company expects net sales at the low end of $1,430 million to $1,470 million, adjusted earnings per diluted share at the low end of the range of $4.20 to $4.45, and a full year effective tax rate in the range of 15%.
Adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and strategic transformation costs. A quantitative reconciliation of adjusted earnings per diluted share for the fourth quarter and full fiscal year 2023 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.

Conference Call & Webcast
The Company will hold an investor conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number for North America listeners is (800) 343-4136, and international listeners may dial (203) 518-9843; the conference ID is FOXFQ323 or 36937223. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the Company’s website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, motorcycles, and commercial trucks. The Company is a direct supplier to leading powered vehicle OEMs. Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.
Squire Patton Boggs (US) LLP acted as legal counsel to Fox Factory Holding Corp. in connection with the acquisition of Marucci. Jefferies LLC acted as exclusive financial advisor and Ropes & Gray LLP and Jones Walker LLP acted as legal counsel to Compass Diversified.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release certain non-GAAP financial measures consisting of “adjusted gross profit,” “adjusted gross margin,” “adjusted operating expense,” “adjusted operating margin”, “adjusted net income,” “adjusted earnings per diluted share,” “adjusted EBITDA,” and “adjusted EBITDA margin,” all of which are non-GAAP financial measures. FOX defines adjusted gross profit as gross profit adjusted for certain strategic transformation costs, non-recurring property tax assessment, and the amortization of acquired inventory valuation markups. Adjusted gross margin is defined as adjusted gross profit divided by net sales. FOX defines adjusted operating expense as operating expense adjusted for amortization of purchased intangibles, litigation and settlement-related expenses, and acquisition and integration-related expenses. FOX defines adjusted operating margin as adjusted operating expense divided by net sales. FOX defines adjusted net income as net income adjusted for amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and strategic transformation costs, all net of applicable tax. These adjustments are more fully described in the tables included at the end of this press release. Adjusted earnings per diluted share is defined as adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, litigation and settlement related expenses, organizational restructuring expenses, non-recurring property tax assessments, acquisition and integration-related expenses and strategic transformation costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to better understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating the non-GAAP financial measures consisting of adjusted gross profit, adjusted operating expense, adjusted net income and adjusted EBITDA (and accordingly, adjusted gross margin, adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate adjusted gross profit, adjusted gross margin, adjusted operating expense, adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	As of	As of
	September 29, 2023	December 30, 2022

Assets
Current assets:
Cash and cash equivalents	$90,631	$145,250
Accounts receivable (net of allowances of $1,374 and $443 at September 29, 2023 and December 30, 2022, respectively)	149,989	200,440
Inventory	341,209	350,620
Prepaids and other current assets	155,394	101,364
Total current assets	737,223	797,674
Property, plant and equipment, net	211,142	202,215
Lease right-of-use assets	64,133	48,096
Deferred tax assets	57,256	57,339
Goodwill	386,139	323,978
Intangibles, net	207,659	178,980
Other assets	10,806	10,054
Total assets	$1,674,358	$1,618,336
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$88,476	$131,160
Accrued expenses	103,201	127,729
Total current liabilities	191,677	258,889
Line of credit	190,000	200,000
Other liabilities	51,378	38,061
Total liabilities	433,055	496,950
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of September 29, 2023 and December 30, 2022	—	—
Common stock, $0.001 par value — 90,000 authorized; 43,270 shares issued and 42,380 outstanding as of September 29, 2023; 43,160 shares issued and 42,270 outstanding as of December 30, 2022	42	42
Additional paid-in capital	364,118	356,239
Treasury stock, at cost; 890 common shares as of September 29, 2023 and December 30, 2022	(13,754)	(13,754)
Accumulated other comprehensive income	10,025	14,782
Retained earnings	880,872	764,077
Total stockholders’ equity	1,241,303	1,121,386
Total liabilities and stockholders’ equity	$1,674,358	$1,618,336

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net sales	$331,117	$409,168	$1,131,683	$1,193,850
Cost of sales	223,890	271,901	759,132	793,379
Gross profit	107,227	137,267	372,551	400,471
Operating expenses:
General and administrative	25,710	29,171	89,692	83,182
Sales and marketing	24,439	23,508	74,664	70,272
Research and development	8,904	13,955	39,374	40,811
Amortization of purchased intangibles	6,809	5,271	19,982	16,214
Total operating expenses	65,862	71,905	223,712	210,479
Income from operations	41,365	65,362	148,839	189,992
Interest expense	3,466	2,667	11,405	6,341
Other (income) expense, net	(878)	(1,441)	(318)	3,067
Income before income taxes	38,777	64,136	137,752	180,584
Provision for income taxes	3,484	13,365	20,957	28,265
Net income	$35,293	$50,771	$116,795	$152,319
Earnings per share:
Basic	$0.83	$1.20	$2.76	$3.61
Diluted	$0.83	$1.20	$2.75	$3.59
Weighted-average shares used to compute earnings per share:
Basic	42,395	42,281	42,350	42,215
Diluted	42,510	42,387	42,497	42,374

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the nine months ended
	September 29, 2023	September 30, 2022
OPERATING ACTIVITIES:
Net income	$116,795	$152,319
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,519	36,813
Stock-based compensation	14,042	11,379
Amortization of loan fees	679	860
Write off of unamortized loan origination fees	—	1,927
Amortization of deferred gains on prior swap settlements	(3,189)	(2,113)
Amortization of inventory fair value step-up	9,903	—
Gain on disposal of property and equipment	—	(1,845)
Deferred taxes	(512)	(12,515)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	53,299	(59,976)
Inventory	24,317	(84,834)
Income taxes	(20,384)	4,171
Prepaids and other assets	(53,130)	(55,000)
Accounts payable	(51,389)	43,439
Accrued expenses and other liabilities	(7,265)	22,410
Net cash provided by operating activities	126,685	57,035
INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash acquired	(130,918)	—
Acquisition of other assets, net of cash acquired	(2,432)	—
Purchases of property and equipment	(32,048)	(35,559)
Proceeds from sale of property and equipment	—	3,180
Net cash used in investing activities	(165,398)	(32,379)
FINANCING ACTIVITIES:
Proceeds from line of credit	210,000	582,356
Payments on line of credit	(220,000)	(259,336)
Repayment of term debt	—	(382,500)
Installment on purchase of non-controlling interest	—	(2,700)
Repurchases from stock compensation program, net	(6,163)	(4,094)
Proceeds from termination of swap agreement	—	12,270
Net cash used in financing activities	(16,163)	(54,004)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	257	2,799
CHANGE IN CASH AND CASH EQUIVALENTS	(54,619)	(26,549)
CASH AND CASH EQUIVALENTS—Beginning of period	145,250	179,686
CASH AND CASH EQUIVALENTS—End of period	$90,631	$153,137

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF ADJUSTED EARNINGS PER SHARE
(in thousands, except per share data)
(unaudited)
The following table provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted net income (a non-GAAP measure), and the calculation of adjusted earnings per share (a non-GAAP measure) for the three and nine months ended September 29, 2023 and September 30, 2022. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net income	$35,293	$50,771	$116,795	$152,319
Amortization of purchased intangibles	6,809	5,271	19,982	16,214
Litigation and settlement-related expenses	654	1,395	2,291	1,596
Other acquisition and integration-related expenses (1)	1,121	414	11,720	1,712
Organizational restructuring expenses (2)	1,849	—	1,849	—
Strategic transformation costs (3)	—	430	—	2,769
Non-recurring property tax assessment (4)	—	841	—	841
Tax impacts of reconciling items above (5)	(967)	(1,730)	(5,453)	(3,621)
Adjusted net income	$44,759	$57,392	$147,184	$171,830

Adjusted EPS
Basic	$1.06	$1.36	$3.48	$4.07
Diluted	$1.05	$1.35	$3.46	$4.06

Weighted average shares used to compute adjusted EPS
Basic	42,395	42,281	42,350	42,215
Diluted	42,510	42,387	42,497	42,374
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the nine months ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Acquisition related costs and expenses	$113	$414	$1,817	$1,712
Finished goods inventory valuation adjustment	1,008	—	9,903	—
Other acquisition and integration-related expenses	$1,121	$414	$11,720	$1,712
(2) Represents expenses associated with various restructuring initiatives, including the reduction of our Specialty Sports Group workforce.
(3) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.
(4) Represents amounts paid for a non-recurring property tax assessment.
(5) Tax impact calculated based on the respective year-to-date effective tax rate.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
NET INCOME MARGIN TO ADJUSTED EBITDA MARGIN RECONCILIATION
(in thousands, except percentages)
(unaudited)
The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and a reconciliation of net income margin to adjusted EBITDA margin (a non-GAAP measure) for the three and nine months ended September 29, 2023 and September 30, 2022. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net income	$35,293	$50,771	$116,795	$152,319
Provision for income taxes	3,484	13,365	20,957	28,265
Depreciation and amortization	14,807	12,403	43,519	36,813
Non-cash stock-based compensation	3,858	4,289	14,042	11,379
Litigation and settlement-related expenses	654	1,395	2,291	1,596
Other acquisition and integration-related expenses (1)	1,121	414	11,720	1,598
Organizational restructuring expenses (2)	1,849	—	1,849	—
Strategic transformation costs (3)	—	430	—	2,769
Non-recurring property tax assessment (4)	—	841	—	841
Interest and other expense, net	2,588	1,226	11,087	9,408
Adjusted EBITDA	$63,654	$85,134	$222,260	$244,988

	For the three months ended		For the nine months ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net income margin	10.7%	12.4%	10.3%	12.8%
Provision for income taxes	1.1	3.3	1.9	2.4
Depreciation and amortization	4.5	3.0	3.8	3.1
Non-cash stock-based compensation	1.2	1.0	1.2	1.0
Litigation and settlement-related expenses	0.2	0.3	0.2	0.1
Other acquisition and integration-related expenses (1)	0.3	0.1	1.0	0.1
Organizational restructuring expenses (2)	0.6	—	0.2	—
Strategic transformation costs (3)	—	0.1	—	0.2
Non-recurring property tax assessment (4)	—	0.2	—	0.1
Interest and other expense, net	0.8	0.3	1.0	0.8
Adjusted EBITDA Margin	19.2%	20.8%	19.6%	20.5%
*Percentages may not foot due to rounding.
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations, excluding $114 in stock-based compensation for the nine month period ended September 30, 2022, and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the nine months ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Acquisition related costs and expenses	$113	$414	$1,817	$1,598
Finished goods inventory valuation adjustment	1,008	—	9,903	—
Other acquisition and integration-related expenses	$1,121	$414	$11,720	$1,598
(2) Represents expenses associated with various restructuring initiatives, including the reduction of our Specialty Sports Group workforce.
(3) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.
(4) Represents amounts paid for a non-recurring property tax assessment.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND ADJUSTED GROSS MARGIN
(in thousands)
(unaudited)
The following table provides a reconciliation of gross profit to adjusted gross profit (a non-GAAP measure) for the three and nine months ended September 29, 2023 and September 30, 2022, and the calculation of gross margin and adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net sales	$331,117	$409,168	$1,131,683	$1,193,850

Gross Profit	$107,227	$137,267	$372,551	$400,471
Strategic transformation costs (1)	—	430	—	2,769
Non-recurring property tax assessment (2)	—	841	—	841
Amortization of acquired inventory valuation markup	1,008	—	9,903	—
Organizational restructuring expenses (3)	1,849	—	1,849	—
Adjusted Gross Profit	$110,084	$138,538	$384,303	$404,081

Gross Margin	32.4%	33.5%	32.9%	33.5%

Adjusted Gross Margin	33.2%	33.9%	34.0%	33.8%
(1) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.
(2) Represents amounts paid for a non-recurring property tax assessment.
(3) Represents expenses associated with various restructuring initiatives, including the reduction of our Specialty Sports Group workforce.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF ADJUSTED OPERATING MARGIN
(in thousands)
(unaudited)
The following tables provide a reconciliation of operating expense to adjusted operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of net sales and adjusted operating expense as a percentage of net sales (a non-GAAP measure), for the three and nine months ended September 29, 2023 and September 30, 2022. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net sales	$331,117	$409,168	$1,131,683	$1,193,850

Operating Expense	$65,862	$71,905	$223,712	$210,479
Amortization of purchased intangibles	(6,809)	(5,271)	(19,982)	(16,214)
Litigation and settlement-related expenses	(654)	(1,395)	(2,291)	(1,596)
Other acquisition and integration-related expenses (1)	(113)	(414)	(1,817)	(1,712)
Adjusted operating expense	$58,286	$64,825	$199,622	$190,957

Operating margin	19.9%	17.6%	19.8%	17.6%

Adjusted operating margin	17.6%	15.8%	17.6%	16.0%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements with regard to expectations related to the acquisition of Marucci, the expected closing date of the Marucci transaction and the future performance of Fox and Marucci, as well as statements about the impact of the global outbreak of COVID-19 on the Company’s business and operations; the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business including, but not limited to, the possibility that the Marucci acquisition may not be consummated in the anticipated timeframe, on the contemplated terms or at all, the possibility that the expected synergies and value creation from the Marucci acquisition will not be realized, or will not be realized within the expected time period or the risk that unexpected costs will be incurred in connection with the completion of the Marucci acquisition; the Company’s ability to maintain its suppliers for materials, product parts and vehicle chassis without significant supply chain disruptions; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; strategic transformation costs; the outcome of pending litigation; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; the impact of change in China-Taiwan relations on our business, our operations or our supply chain, the impact of the Russian invasion of Ukraine or rising tension in the Middle East on the global economy, energy supplies and raw materials; future economic or market conditions, including the impact of inflation or the U.S. Federal Reserve’s interest rate increases in response thereto; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and filed with the Securities and Exchange Commission on February 23, 2023, or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
Fox Factory Holding Corp.
Vivek Bhakuni
Sr. Director of Investor Relations and Business Development
706-471-5241
vbhakuni@ridefox.com